WEETAMOE BANCORP

                           Signature Authorization

                                 SEC Form 4
                                 SEC Form 5

The undersigned reporting person of Weetamoe Bancorp hereby authorizes and designates Isola A. Anctil to sign and file Forms 4s with the Securities and Exchange Commission on his/her behalf. This authorization shall remain in effect until cancelled in writing.

Signed this 1st day of March, 1995.


                                       /s/ Majed Mouded
                                       ------------------------------
                                       Majed Mouded